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                                                                       Exhibit 5


December 18, 2001



Abbott Laboratories
100 Abbott Park Road
Abbott Park, Illinois 60064-6400

Dear Sir or Madam:

I am Divisional Vice President and Assistant Secretary of Abbott Laboratories, an Illinois corporation, am a member of the Bar of the State of Illinois, and have advised Abbott Laboratories in connection with the proposed offering of 1,000,000 shares of the common stock, without par value, of Abbott Laboratories (the "Shares") pursuant to the Abbott Laboratories Affiliate Employee Stock Purchase Plan (the "Plan"), which Plan is the subject of the Registration Statement on Form S-8 to which this is an exhibit (the "Registration Statement"). The Registration Statement is being filed with the Securities and Exchange Commission under the Securities Act of 1933, as amended. In connection with the proposed offering and registration, I, or members of my staff, have examined or are otherwise familiar with:

     (i)   the Registration Statement,

     (ii)  the Restated Articles of Incorporation of Abbott Laboratories,

     (iii) the By-laws of Abbott Laboratories,

     (iv)  the Plan, and

     (v) the minutes of all of the meetings of the board of directors of Abbott Laboratories relating to the establishment of the Plan.

In addition, I have made such other examinations and have ascertained or verified to my satisfaction such additional facts as I deem pertinent under the circumstances.

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Abbott Laboratories
December 18, 2001
Page Two


On the basis of such examinations, I am of the opinion that:

     1. Abbott Laboratories is a corporation duly organized and validly existing under the laws of the State of Illinois with full corporate power and authority to issue the Shares and having authorized capital of 2,400,000,000 common shares, of which 1,553,656,141 were outstanding on November 30, 2001, and 1,000,000 cumulative preferred shares, par value $1.00 per share, none of which are outstanding.

     2. As of December 14, 2001, 1,000,000 additional shares of Common Stock were reserved for issuance upon the exercise of options or the grant of benefits under the Plan.

     3. All of the legal and corporate proceedings that are necessary in connection with the grant of benefits under the Plan and the authorization and issuance of the Shares pursuant thereto have been duly taken and, after those Shares have been issued in accordance with the provisions of the Plan, they will be legally issued, fully paid and nonassessable outstanding common shares of Abbott Laboratories.

I hereby consent to the use of this legal opinion as an exhibit to the Registration Statement to be filed with the Securities and Exchange Commission under the Securities Act of 1933, as amended.

Very truly yours,

/s/ Brian J. Smith

BJS:pk